Exhibit 24.5

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS that I, Richard A. Michaelson, in my individual capacity and as Director of Unilab Corporation, a Delaware corporation (the "Company"), hereby constitute and appoint Mark L. Bibi, David
C. Weavil and/or Brian D. Urban, severally or any one of them acting alone, from the date hereof until such time as this Power of Attorney is revoked in writing, to act as my true and lawful agent and attorney-in-fact, in my name and on my behalf to execute, consent to, swear to, acknowledge, record, file, amend and/or modify and deliver one or more registration statements for the filing of securities of the Company under the Securities Act of 1933, as amended (the "Securities Act") and any and all filings made by or on behalf of the Company with the United States Securities and Exchange Commission pursuant to the Securities Act and/or the Securities Exchange Act of 1934, as amended.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 18th day of March, 1998.

                                                      /s/ Richard A. Michaelson
                                                      --------------------------
                                                          Richard A. Michaelson